Exhibit 8.1

March 29, 2017

PharmAthene, Inc.

One Park Place, Suite #450

Annapolis, MD 21401

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to PharmAthene, Inc., a Delaware corporation (“Parent”), in connection with the merger (the “Merger 1”) of Mustang Merger Sub Corp I Inc., a Delaware corporation (“Merger Sub Corp”), and a direct, wholly-owned subsidiary of Parent, with and into Altimmune, Inc., a Delaware corporation (the “Company”), with the Company continuing as the surviving company and becoming a direct, wholly owned subsidiary of Parent, and immediately thereafter, the merger ("Merger 2", together with Merger 1, the "Merger") of the Company with and into Mustang Merger Sub II LLC, a Delaware limited liability company ("Merger Sub LLC") and a direct, wholly owned subsidiary of Parent with Merger Sub LLC surviving ("Surviving Entity") pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 18, 2017, as amended, among Parent, Merger Sub Corp, Merger Sub LLC, the Company, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Securityholders' Representative (as may be amended from time to time, the “Merger Agreement”).

In addition, prior to and as a condition of the Merger, Parent will effect a reverse stock split ("Reverse Split"). A purpose of the Reverse Split is to ensure that Parent will, immediately prior to the consummation of the Merger, have a sufficient number of authorized shares of its common stock to issue to the Company stockholders, in such amount as required by the Exchange Ratio in the Merger Agreement.

This opinion is being delivered in connection with the registration statement on Form S-4 (as amended through the effective date thereof, the “Registration Statement”), which includes a proxy statement/prospectus/consent solicitation, filed by Parent with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof, and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act. Unless otherwise indicated, each capitalized term used and not defined herein has the meaning ascribed to it in the Merger Agreement.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness both initially and continuing as of the Effective Time, of the statements, facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including officers’ certificates from officers of Parent, dated as of March 29, 2017, and the Company, dated as of March 29, 2017 (collectively, the “Representation Letters”). For purposes of rendering our opinion, we have assumed that such statements, facts, information, representations, covenants and agreements are, and will continue to be up to and including the Effective Time, accurate and complete without regard to any qualification as to knowledge. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness up to and including the Effective Time of the statements, facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Parent and the Company, including those set forth in the Representation Letters.

In our examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents and all documents submitted to us as certified or photostatic copies, (v) the authenticity of the originals of such documents, (vi) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (vii) the enforceability (as limited by bankruptcy and other insolvency laws) and, with respect thereto and to any other matter herein to which relevant, any necessary entity power and authority, authorization, execution, authentication, payment and delivery of, under and with respect to all documents to which this opinion letter relates, (viii) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below, and (ix) that there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with any document. We also have assumed that any transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with the terms and conditions of the Merger Agreement and as described in the Registration Statement, that none of the terms or conditions therein will have been waived or modified in any respect prior to the Effective Time and that the Merger will constitute a statutory merger under applicable state law. Each assumption herein is made and relied upon with your permission and without independent investigation.

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such laws, Code, Regulations, judicial authorities, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Merger Agreement or the Representation Letters, could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court.

Based solely upon and subject to the foregoing, we are of the opinion that under current U.S. federal income tax law, (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) insofar as they purport to describe provisions of U.S. federal income tax law and as limited therein, the statements set forth under the heading “Certain Material U.S. Federal Income Tax Consequences of the Mergers” and "Certain U.S. Federal Income Tax Consequences of a Reverse Split" in the Registration Statement accurately describe the material U.S. federal income tax consequences of the Merger and the Reverse Split.

Except as expressly set forth above, we express no other opinion, including to any party as to any tax consequences, whether U.S. federal, state, local or non-U.S., of the Merger or of any transaction related to or contemplated by the Merger (including the Reverse Split). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Dentons US LLP

DENTONS US LLP